UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 6, 2020

SERVICENOW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane

Santa Clara, California 95054

(Address of Principal Executive Offices)

(408) 501-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NOW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2020, ServiceNow, Inc. (“ServiceNow” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., and J.P. Morgan Securities LLC as representatives of the several underwriters listed on Schedule II thereto (the “Underwriters”), relating to the issuance and sale by the Company of $1.5 billion aggregate principal amount of 1.400% Notes due 2030 (the “Notes”). The Notes were issued and sold in a public offering pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-224670), including the prospectus contained therein, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, a preliminary prospectus supplement dated August 6, 2020 and a related final prospectus supplement dated August 6, 2020. The transaction is expected to close on August 11, 2020, subject to customary closing conditions.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference from the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On August 6, 2020, the Company announced that it intends to offer, subject to market conditions and other factors, the Notes in a registered public offering. A copy of the press release is being furnished as Exhibit 99.1 herewith.

Also on August 6, 2020, the Company announced that it priced a public offering of the Notes. A copy of the press release is being furnished as Exhibit 99.2 herewith.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The information in this Item 8.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall they be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated August 6, 2020, by and among ServiceNow, Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., and J.P. Morgan Securities LLC, as the representatives of the underwriters named on Schedule II thereto.

99.1	ServiceNow, Inc. Press Release titled “ServiceNow Announces Offering of Senior Notes,” dated August 6, 2020.

99.2	ServiceNow, Inc. Press Release titled “ServiceNow Prices $1.5 Billion Offering of Senior Notes,” dated August 6, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

By:	/s/ Russell S. Elmer
Russell S. Elmer General Counsel

Date: August 7, 2020